SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. __ )

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T. Rowe Price U.S. Bond Index Fund 333-45018/811-10093
(Name of Registrant as Specified in its Charter)

T. Rowe Price U.S. Bond Index Fund 333-45018/811-10093
(Name of Person(s) Filing Proxy Statement)

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T. Rowe Price U.S. Bond Index Fund, Inc.

Notice of Special Meeting of Shareholders

T. Rowe Price Funds
100 East Pratt Street
Baltimore, Maryland 21202

Patricia B. Lippert
Secretary

February 28, 2011

A special meeting of shareholders of T. Rowe Price U.S. Bond Index Fund, Inc. (the “Fund”), a Maryland corporation, will be held on Thursday, April 21, 2011, at 8:00 a.m., eastern time, in the office of the Fund at 100 East Pratt Street, Baltimore, Maryland. The following matters will be acted upon at that time:

1.	To approve or disapprove amending the Fund’s investment objective so that the Fund seeks to provide a total return that matches or incrementally exceeds the performance of the U.S. investment-grade bond market; and
2.	To transact such other business as may properly come before the meeting and any adjournments thereof.

Only shareholders of record at the close of business on February 22, 2011, are entitled to notice of, and to vote at, this meeting or any adjournment thereof. The Board of Directors ( the “Board”) of the Fund recommends that you vote in favor of the proposal.

PATRICIA B. LIPPERT

YOUR VOTE IS IMPORTANT

T. Rowe Price U.S. Bond Index Fund, Inc.

Shareholders are urged to designate their choices on each of the matters to be acted upon by using one of the following three methods:

1. Vote by Internet. *
· Read the proxy statement.
· Go to the proxy voting link found on your proxy card.
· Enter the control number found on your proxy card.
· Follow the instructions using your proxy card as a guide.
2. Vote by telephone.*
· Read the proxy statement.
· Call the toll-free number found on your proxy card.
· Enter the control number found on your proxy card.
· Follow the recorded instructions using your proxy card as a guide.
3. Vote by mail.
· Date, sign, and return the enclosed proxy card in the envelope provided, which requires no postage if mailed in the United States.

*If you vote by telephone or access the Internet voting site, your vote must be received no later than 11:59 p.m., eastern time, on April 20, 2011.

Your prompt response will help assure a quorum at the meeting and avoid the additional expense to the fund of further solicitation.

T. Rowe Price U.S. Bond Index Fund, Inc.

Special Meeting of Shareholders – April 21, 2011

PROXY STATMENT

This document gives you information you need in order to vote on the matters coming before the special meeting and is furnished in connection with the solicitation of proxies by T. Rowe Price U.S. Bond Index Fund, Inc. (the “Fund”), a Maryland corporation. If you have any questions, please feel free to call us toll free at 1-800-541-5910.

Who is asking for my vote?

The Board of the Fund has asked that you vote on the matters listed in the Notice of Special Meeting of Shareholders. The votes will be formally counted at the special meeting on Thursday, April 21, 2011, and if the special meeting is adjourned, at any later meeting. Fund shareholders may vote in person at the special meeting, by Internet, by telephone, or by returning your completed proxy card in the postage-paid envelope provided. Details can be found on the enclosed proxy insert. Do not mail the proxy card if you are voting by Internet or telephone.

Who is eligible to vote?

Shareholders of record at the close of business on February 22, 2011, (the “record date”) are notified of the special meeting and are entitled to one vote for each full share and a proportionate vote for each fractional share of the Fund they held as of February 22, 2011. The Notice of Special Meeting of Shareholders, the proxy card, and the proxy statement were mailed to shareholders of record on or about February 28, 2011. In some cases, the Fund may mail only one copy of this Proxy Statement to households in which more than one person in the household is a Fund shareholder of record. If you need additional copies of this Proxy Statement, please contact us at 1-800-541-5910.

Under Maryland law, shares owned by two or more persons (whether as joint tenants, co-fiduciaries, or otherwise) will be voted as follows, unless a written instrument or court order providing to the contrary has been filed with the Fund: (1) if only one votes, that vote will bind all; (2) if more than one votes, the vote of the majority will bind all; and (3) if more than one votes and the vote is evenly divided, the vote will be cast proportionately.

What are shareholders being asked to vote on?

At a meeting held on February 3, 2011, the Board of the Fund, including the Fund’s independent directors, unanimously approved submitting the following proposals to the Fund’s shareholders:

Proposals

1.	To approve amending the Fund’s investment objective so that the Fund seeks to provide a total return that matches or incrementally exceeds the performance of the U.S. investment-grade bond market.
2.	To transact such other business as may properly come before the meeting and any adjournments thereof.

How can I get more information about the Fund?

Copies of the Fund’s most recent prospectus, annual and semiannual shareholder reports, and Statement of Additional Information are available at no cost by visiting our Web site at troweprice.com; by calling 1-800-541-5910; or by writing to T. Rowe Price, Three Financial Center, 4515 Painters Mills Road, Owings Mills, Maryland 21117.

PROPOSAL — Amendment of the Fund’s Investment Objective

The Fund’s current investment objective is as follows: “The fund seeks to match the total return performance of the U.S. investment-grade bond market.” The Fund proposes that this investment objective be changed to the following: “The fund seeks to provide a total return that matches or incrementally exceeds the performance of the U.S. investment-grade bond market.” At a meeting held on February 3, 2011, the Fund’s Board, including the Fund’s independent directors, approved the change in the Fund’s investment objective to the proposed new objective noted above. A material change to the Fund’s objective requires approval by a majority of the Fund’s shareholders in addition to approval by the Board. If the investment objective change is approved by the Fund’s shareholders, the Fund’s Board has also approved a change to the name of the Fund to the “T. Rowe Price U.S. Bond Enhanced Index Fund” to better reflect the Fund’s new investment objective. A change to the Fund’s name does not require approval by the Fund’s shareholders. There will be no changes to the Fund’s management fee or portfolio manager as a result of these changes.

The Fund was launched in 2000 as a passively managed index fund which employed a sampling strategy to invest substantially all of its assets in the Lehman Brothers U.S. Aggregate Index (which has since been renamed the Barclays Capital U.S. Aggregate Index, and is hereinafter referred to as the “Benchmark Index”). Within each segment of its Benchmark Index, the Fund would select a set of bonds that represent key benchmark traits. The Fund’s strategy at inception was to attempt to match the returns of the Benchmark Index gross of Fund expenses, which was expected to result in the actual return of the Fund not matching the return of the Benchmark Index (commonly referred to as “tracking error” for index funds). Tracking error typically occurs with an index fund due to differences between the composition of the fund and its benchmark index, and because the fund incurs fees and transaction expenses while its index has no fees or expenses.

Effective July 1, 2008, the Fund modified its investment strategy in an effort to match the performance of its Benchmark Index net of Fund expenses. Gross performance reflects the return of a fund’s investments without consideration of the fund’s expenses, whereas net performance reflects the return of the fund’s investments after all of the fund’s expenses have been deducted. The Fund’s current strategy, which has been place since July 1, 2008, reflects the Fund’s attempts to offset the expenses that it incurs and have its actual net total return match the total return of the Benchmark Index. While the Fund selects a set of bonds that represent key benchmark traits, such as interest rate sensitivity, credit quality and sector diversification, one or more of these traits are normally given a slightly greater or lesser emphasis than its representation in the Benchmark Index.

The Fund now wishes to pursue further broadening its investment program to seek returns that incrementally exceed the returns of the Benchmark Index net of Fund expenses. The Fund’s portfolio would continue to be structured to have similar overall characteristics to its Benchmark Index; however, the Fund’s portfolio manager would adjust the Fund’s holdings in relation to the Benchmark Index in an attempt to generate a modest amount of outperformance over the Benchmark Index. Specifically, the portfolio manager would evaluate specific traits and sectors within the Benchmark Index. Based on the portfolio manager’s views as to the relative value or attractiveness of the specific trait or sector, the Fund would place a greater or lesser emphasis on certain Benchmark Index characteristics than their representation in the index. This could result in the Fund being marginally underweight or overweight in certain sectors versus the Benchmark Index or having a duration and interest rate exposure that differ slightly from those of the Benchmark Index.

The Fund’s overall risk profile could increase slightly due to the investment objective change and enhancements to the Fund’s investment strategy. The risk of tracking error could increase as the Fund attempts to achieve incremental returns above the Benchmark Index – which could present a greater chance that the Fund’s performance will deviate from the

Benchmark Index when compared to a fund that strictly follows a passive indexing strategy. In addition, the Fund’s interest rate risk could increase to the extent it maintains a higher duration than the Benchmark Index, and its prepayment and extension risks could increase to the extent it overweights mortgage-backed securities and certain asset-backed securities relative to their allocations in the Benchmark Index.

The Board believes that these modifications to the Fund’s investment program will be beneficial for the Fund. If shareholders approve the objective change, the Board also believes that the proposed new name will more clearly communicate the enhanced index strategy that will result from the changes to investment program. If the necessary shareholder approval is obtained with respect to the Fund’s objective change, it is expected that the Fund’s objective change and renaming to the T. Rowe Price U.S. Bond Enhanced Index Fund will occur on or around May 6, 2011. Shortly thereafter, an update to the Fund’s then-current prospectus will be provided to Fund shareholders to reflect the Fund’s new name, new investment objective, and revised investment strategies.

What vote is required to approve this amendment to the Fund’s investment objective?

Approval of the investment objective change requires the affirmative vote of the lesser of: (a) 67% or more of the Fund’s shares represented at the meeting if the holders of more than 50% of the outstanding shares are present in person or by proxy; or (b) more than 50% of the Fund’s outstanding shares. The Board of the Fund, including the Fund’s independent directors, unanimously recommends that the Fund’s shareholders vote FOR the proposal.

FURTHER INFORMATION ABOUT VOTING AND THE SHAREHOLDER MEETING

What is the required quorum?

To hold a shareholders’ meeting of the Fund, one-third of the Fund’s shares entitled to be voted must have been received by proxy or be present in person at the meeting. In the event that a quorum is present but sufficient votes in favor of a proposal are not received by the meeting date, the persons named as proxies may propose one or more adjournments to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the shares present in person or by proxy at the meeting to be adjourned. Shares voted against a proposal will be voted against the proposed adjournment. The persons named as proxies will vote in favor of such adjournment if they determine that additional solicitation is reasonable and in the interests of the Fund’s shareholders.

How are the votes counted?

The individuals named as proxies (or their substitutes) on the enclosed proxy card (or cards, if you have multiple accounts) will vote according to your directions if your proxy is received properly executed, or in accordance with your instructions given when voting by telephone or Internet. If you properly execute your proxy card and give no voting instructions, your shares will be voted FOR the proposal.

Abstentions and “broker nonvotes” (as defined below) are counted for purposes of determining whether a quorum is present for purposes of convening the meeting. Broker nonvotes are shares held by a broker or nominee for which an executed proxy is received by the Fund but are not voted as to one or more proposals because instructions have not been received from the beneficial owners or persons entitled to vote, and the broker or nominee does not have discretionary voting power. Because the proposal must be approved by a percentage of voting securities present at the meeting or a majority of the Fund’s outstanding shares, abstentions and broker nonvotes will be considered to be voting securities that are present and will have the effect of being counted as votes against the proposal.

For shares held in a T. Rowe Price IRA account or T. Rowe Price ESA account, the IRA or ESA custodian shall, without written direction from the investor, vote shares for which no voting instructions are timely received in the same proportion as shares for which voting instructions from other shareholders are timely received.

Can additional matters be acted upon at the special meeting?

The management of the Fund knows of no other business that may come before the meeting. However, if any additional matters are properly presented at the meeting, it is intended that the persons named in the enclosed proxy, or their substitutes, will vote on such matters in accordance with their judgment.

Is the Fund required to hold annual meetings?

Under Maryland law, the Fund is not required to hold an annual meeting of shareholders. The Board of the Fund has determined that the Fund will take advantage of this Maryland law provision to avoid the significant expenses associated with holding an annual meeting of shareholders, including legal, accounting, printing, and mailing fees incurred in preparing proxy materials. Accordingly, no annual meeting of shareholders shall be held in any year in which a meeting is not otherwise required to be held under the Investment Company Act of 1940, unless the Board determines otherwise. However, special meetings of shareholders will be held in accordance with applicable law or when otherwise determined by the Fund’s Board.

If a shareholder wishes to present a proposal to be included in a proxy statement for a subsequent shareholder meeting, the proposal must be submitted in writing and received by Patricia B. Lippert, Secretary of the T. Rowe Price Funds, 100 East Pratt Street, Baltimore, MD 21202, within a reasonable time before the Fund begins to print and mail its proxy materials. The timely submission of a proposal does not guarantee its consideration at the meeting.

How are proxies delivered and votes recorded?

You may record your votes on the proxy card enclosed with this statement and mail it in the accompanying prepaid envelope to Computershare Fund Services, who the Fund has retained to print and mail the proxies and tabulate the votes at an estimated cost of $15,000. The cost of preparing, assembling, mailing, and transmitting proxy materials on behalf of the Fund, and tabulating votes in connection with the special shareholder meeting, will be borne by the Fund and not by T. Rowe Price Associates, Inc. (“T. Rowe Price”). In addition, the Fund has arranged through Computershare Fund Services to have votes recorded through the Internet or by telephone. The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to authorize the voting of their shares in accordance with their instructions, and to confirm that their instructions have been properly recorded.

The U.S. Securities and Exchange Commission has adopted rules that permit investment companies, such as the Fund, and intermediaries to satisfy the delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” could result in extra convenience and cost savings for the Fund and its shareholders. Unless the Fund has received contrary instructions, only one copy of this Proxy Statement will be mailed to two or more shareholders who share an address. If you need additional copies or do not want your mailings to be “householded,” please call 1-800-225-5132 or write us at P.O. Box 17630, Baltimore, MD 21297-1630.

How can proxies be solicited, and who pays for the costs involved?

Directors, officers, or employees of the Fund or T. Rowe Price may solicit proxies by mail, in person, or by telephone. In the event that votes are solicited by telephone, shareholders would be called at the telephone number T. Rowe Price has in its records for their accounts, and would be asked for their Social Security number or other identifying information. The shareholders would then be given an opportunity to authorize proxies to vote their shares at the meeting in accordance with their instructions. To ensure that shareholders’ instructions have been recorded correctly, confirmation of the instructions is also mailed. A special toll-free number will be available in case the information contained in the confirmation is incorrect.

To ensure that sufficient shares of common stock are represented at the meeting to permit approval of the proposal outlined in the proxy statement, the Fund has retained the services of a proxy solicitor, D.F. King & Co., Inc., to potentially assist in soliciting proxies at an estimated cost of $13,000. The cost of using D.F. King & Co., Inc. to solicit proxies on behalf of the Fund will be borne by the Fund and not by T. Rowe Price. Securities brokers, custodians, fiduciaries, and other persons holding shares as nominees will be reimbursed, upon request, for their reasonable expenses in sending solicitation materials to the principals of the accounts.

Can I change my vote after I mail my proxy?

Any proxy, including those given via the Internet or by telephone, may be revoked at any time before the votes have been submitted for tabulation at the meeting by filing a written notice of revocation with the Fund, by delivering a properly executed proxy bearing a later date, or by attending the meeting and voting in person.

GENERAL INFORMATION ABOUT THE FUND

Who are the Fund’s executive officers?

The following table lists the executive officers of the Fund and their positions with T. Rowe Price.

Executive Officers of the Fund
Officer	Position With Fund	Position With T. Rowe Price
Edward C. Bernard	Chairman of the Board	Director, Vice President
Robert M. Larkins	President	Vice President
John R. Gilner	Chief Compliance Officer	Chief Compliance Officer, Vice
President

Who is the investment adviser and principal underwriter to the Fund?

T. Rowe Price serves as the investment adviser to the Fund covered in this proxy statement. The Fund has an underwriting agreement with T. Rowe Price Investment Services, Inc. (“Investment Services”), and transfer agency agreements with T. Rowe Price Services, Inc. (“Price Services”) and T. Rowe Price Retirement Plan Services, Inc. (“RPS”). The address of T. Rowe Price and Investment Services is 100 East Pratt Street, Baltimore, Maryland 21202, and the address of Price Services and RPS is 4515 Painters Mill Road, Owings Mills, Maryland 21117. Each of Investment Services, Price Services and RPS is a wholly owned subsidiary of T. Rowe Price.

What is the share ownership of the Fund?

The following table provides the outstanding shares of the capital stock of the Fund as of February 22, 2011.

Outstanding Shares of Capital Stock
T. Rowe Price Fund	Outstanding Shares of Capital Stock
U.S. Bond Index Fund

Who are the principal holders of the Fund’s shares?

The following table sets forth the name and address of any persons who owned 5% or more of the Fund’s outstanding shares as of January 31, 2011.

Principal Holders of Fund Shares

Fund Name	Owner	% Ownership
U. S. Bond Index	Alaska College Savings Trust	6.05%
	Accounting Portfolio
	c/o T. Rowe Price Associates
	100 East Pratt Street, 7th Floor
	Baltimore, Maryland 21202

	National Financial Services	7.59
	For the Exclusive Benefit of our Customers
	200 Liberty Street
	One World Financial Center, 5th Floor
	New York, New York 10281

	T. Rowe Price RPS, Inc.	11.26
	Omnibus Plan
	New Business-Conv. Assets, #134 UBX
	P.O. Box 17215
	Baltimore, Maryland 21297

As of December 31, 2010, the executive officers and directors of the Fund, as a group, beneficially owned, directly or indirectly, ____________________________ shares, representing less than 1% of the Fund’s outstanding stock.

Proxy Information

This proxy material concerns the:
T. Rowe Price U.S. Bond Index Fund

February 28, 2011

Dear Shareholder:

We cordially invite you to attend a special meeting of shareholders of the T. Rowe Price U.S. Bond Index Fund, Inc. (the “Fund”) on Thursday, April 21, 2011. The purpose of the meeting is for Fund shareholders to vote on a change to the Fund’s investment objective that was recommended by the Fund’s Board of Directors. Under the proposal, the Fund’s new investment objective would be to seek to provide a total return that matches or incrementally exceeds the performance of the U.S. investment-grade bond market. If the objective change is approved by the Fund’s shareholders, the Fund’s Board of Directors has approved changing the Fund’s name to the T. Rowe Price U.S. Bond Enhanced Index Fund to better reflect its new investment objective. There will be no changes to the Fund’s management fee or portfolio manager, or to the services you have selected for your Fund account.We ask you to read the enclosed information carefully and to submit your vote.

We realize that it may be difficult for you to attend the meeting and vote your shares in person. However, we do need your vote. You can vote by mail, by telephone, or by Internet, as explained in the enclosed materials. By voting promptly, you can help the Fund avoid the expense of additional mailings.

If you have questions, please call one of our service representatives at 1-800-541-5910. Your participation in this vote is extremely important.

Sincerely,

/s/Edward C. Bernard
Edward C. Bernard
Chairman of the Board

VOTE BY TOUCH-TONE PHONE, THE INTERNET, OR BY MAIL
Option 1:	Automated Touch Tone Voting: Call toll-free 1-800-337-3503
and follow the recorded instructions.
Option 2:	On the Internet at www.proxy-direct.com and follow the on-screen	T. Rowe Price
	instructions.	Investment With Confidence
Logo
Option 3:	Return this proxy card using the enclosed envelope.
999 999 999 999 99** (LEFT ARROW)

T. Rowe Price U.S. Bond Index Fund
MEETING TIME: 8:00 A.M. EASTERN TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

By my signature below, I appoint Edward C. Bernard and David Oestreicher as proxies to vote all U.S. Bond Index Fund shares that I am entitled to vote at the Special Meeting of Shareholders to be held on April 21, 2011 at 8:00 a.m., ET at the offices of the fund, 100 East Pratt Street, Baltimore, MD 21202, and at any adjournments of the meeting. Messrs. Bernard and Oestreicher may vote my shares, and they may appoint substitutes to vote my shares on their behalf. I instruct Messrs. Bernard and Oestreicher to vote this proxy as specified on the reverse side, and I revoke any previous proxies that I have executed. The proxies will vote any other matters that arise at the meeting in accordance with their best judgment. I acknowledge receipt of the U.S. Bond Index Fund’s Notice of Special Meeting of Shareholders and proxy statement.

(DOWN ARROW)	PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE IF YOU ARE NOT VOTING BY PHONE OR INTERNET. Date: Signature(s) (and Title(s), if applicable) (Sign in the Box)

NOTE: Please sign exactly as name appears on this proxy. Joint owners should each sign personally. Directors and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

CONTINUED ON REVERSE SIDE

(DOWN ARROW)

(DOWN ARROW)

Please refer to the Proxy Statement discussion of this proposal.

THE PROXY WILL BE VOTED FOR THE PROPOSAL IF YOU DO NOT SPECIFY OTHERWISE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

(DOWN ARROW)

(DOWN ARROW)

Please fill in box as shown using black or blue ink or number 2 pencil. / X /

PLEASE DO NOT USE FINE POINT PENS.

FOR	AGAINST	ABSTAIN
/ /	/ /	/ /

To approve or disapprove amending of the investment objective of the fund.

(DOWN ARROW)	PLEASE SIGN ON THE REVERSE SIDE	(DOWN ARROW)
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